EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8, dated September 21, 1998, of our reports dated February 11, 1998, except for Note 6, as to which the date is February 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of Atlantis Plastics, Inc. included in the 1997 Annual Report on Form 10-K.



                                                 /s/ PricewaterhouseCoopers LLP

September 21, 1998
Atlanta, Georgia